LIMITED POWER OF ATTORNEY FOR
SECTION 16 REPORTING OBLIGATIONS



	Know all by these presents, that the undersigned hereby makes, constitutes and appoints Thomas S. Hilton and J. Richard Gist as the undersigned's true and lawful attorney-in-fact, with full power and authority as hereinafter described on behalf of and in the name, place and stead of the undersigned to execute, acknowledge, deliver and file Forms 3, 4, and 5 (including any amendments thereto) with respect to the securities of D&K Healthcare Resources, Inc. (the "Company"), with the United States Securities and Exchange Commission, any national securities exchanges and the Company, as considered necessary or advisable under Section 16(a) of the Securities Exchange Act of 1934 and the rules and regulations promulgated thereunder, as amended from time to time (the "Exchange Act"); and perform any and all other acts which in the discretion of such attorney-in-fact are necessary or desirable for and on behalf of the undersigned in connection with the foregoing.

The undersigned agrees
that the attorneys-in-fact herein, and each of them, may rely entirely on information furnished orally or in writing by the undersigned to such attorneys-in-fact.

The validity of this Power of Attorney shall not be effected in any manner by reason of the execution, at any time, of other powers of attorney by the undersigned in favor of persons other than those named herein.

	This Power of Attorney shall terminate December 31,
2004.

	IN WITNESS WHEREOF, the undersigned has caused this Power of Attorney to be executed as of this 25th day of August, 2003.




   /s/ Martin D. Wilson
						Signature




											  Martin D. Wilson

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